EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY
All subsidiaries do business under their respective names listed below.

                                                               JURISDICTION OF
          NAME                                                   INCORPORATION
=====================                                              ===========

American Communication Services of Columbia, Inc.                     Delaware
American Communication Services of Fort Worth, Inc.                   Delaware
American Communication Services of Greenville, Inc.                   Delaware
American Communication Services of Little Rock, Inc.                  Delaware
American Communication Services of Louisville, Inc.                   Delaware
American Communication Services of Albuquerque, Inc.                  Delaware
American Communication Services of Charleston, Inc.                   Delaware
American Communication Services of Chattanooga, Inc.                  Delaware
American Communication Services of El Paso, Inc.                      Delaware
American Communication Services of Lexington, Inc.                    Delaware
American Communication Services of Pima County, Inc.                  Delaware
American Communication Services of Birmingham, Inc.                   Delaware
American Communication Services of Mobile, Inc.                       Delaware
American Communication Services of Austin, Inc.                       Delaware
American Communication Services of Knoxville, Inc.                    Delaware
American Communication Services of Louisiana, Inc.                    Delaware
ACSI Advanced Technologies, Inc.                                      Maryland
American Communication Services of Irving, Inc.                       Maryland
American Communication Services of Montgomery, Inc.                   Maryland
American Communication Services of Amarillo, Inc.                     Maryland
American Communication Services of Baton Rouge, Inc.                  Maryland
American Communication Services of Jackson, Inc.                      Maryland
American Communication Services of Spartanburg, Inc.                  Maryland
American Communication Services of Columbus, Inc.                     Maryland
American Communication Services of Las Vegas, Inc.                    Maryland
American Communication Services of Maryland, Inc.                     Maryland
American Communication Services of Corpus Christi, Inc.               Maryland
American Communication Services of Colorado Springs, Inc.             Maryland
American Communication Services of Jacksonville, Inc.                 Maryland
American Communication Services of Kansas City, Inc.                  Maryland
American Communication Services of Rio Rancho, Inc.                   Maryland
American Communication Services of Shreveport, Inc.                   Maryland
American Communication Services of Tulsa, Inc.                        Maryland